UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: January 04, 2008 (Date of earliest event reported)
ISCO International, Inc. (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	001-22302 (Commission File Number)	36-3688459 (IRS Employer Identification Number)

1001 Cambridge Drive, Elk Grove Village, IL (Address of principal executive offices)		60007 (Zip Code)
847-391-9400 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On January 4, 2008, ISCO International, Inc. ("ISCO") issued a press release announcing that it has completed its previously announced acquisition of Clarity Communication Systems Inc. ("Clarity") pursuant to an Agreement and Plan of Merger dated November 13, 2007 by and among ISCO, ISCO Illinois, Inc., direct wholly-owned subsidiary of ISCO, Clarity, and James Fuentes (for himself and as Representative of Clarity's rightsholders). A copy of the press release is attached as Exhibit 99.1 to this Report.
In accordance with General Instruction B.2 of Form 8-K, the information in this Report, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The information in this Report will not be deemed as an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of ISCO International, Inc. dated January 04, 2008

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 04, 2008	ISCO INTERNATIONAL, INC. By: /s/ Frank J Cesario Frank J Cesario Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of ISCO International, Inc. dated January 04, 2008